Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-11 No. 333-181777) and related Prospectus of KBS Legacy Partners Apartment REIT, Inc. for the registration of $2,760,000,000 in shares of its common stock and to the incorporation by reference therein of (i) our report dated February 26, 2013, with respect to the consolidated financial statements and schedule of KBS Legacy Partners Apartment REIT, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission; (ii) our report dated February 26, 2013, with respect to the statement of revenues over certain operating expense of Watertower Apartments for the fiscal year ended December 31, 2012, included in its Current Report (Form 8-K/A) filed with the Securities Exchange Commission; (iii) our report dated June 26, 2012 with respect to the statement of revenues over certain operating expenses of the Legacy at Martin’s Point for the fiscal year ended December 31, 2011, included in its Current Report (Form 8-K/A) filed with the Securities Exchange Commission; (iv) our report dated May 29, 2012 with respect to the statement of revenues over certain operating expenses of the Legacy Crescent Park for the fiscal year ended December 31, 2011, included in its Current Report (Form 8-K/A) filed with the Securities Exchange Commission; (v) our report dated May 10, 2012 with respect to the statement of revenues over certain operating expenses of The Residence at Waterstone for the fiscal year ended December 31, 2011, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission; (vi) our report dated April 12, 2012 with respect to the statement of revenues over certain operating expenses of the Poplar Creek for the fiscal year ended December 31, 2011, included in its Current Report (Form 8-K/A) filed with the Securities Exchange Commission; (vii) our report dated December 22, 2010 with respect to the statement of revenues over certain operating expenses of the Legacy at Valley Ranch for the fiscal year ended December 31, 2009, included in its Current Report (Form 8-K/A) filed with the Securities Exchange Commission.

/s/ Ernst & Young LLP
Irvine, California March 4, 2013